                         PURCHASE AND SUPPLY AGREEMENT


1.       PURPOSE AND SCOPE

         Cirrus Design Corporation (herein after referred to as Cirrus) desires that a certain type of FAA certified ballistically deployed Cirrus Airframe Parachute System be available for use in its manufacturing process for its SR20 aircraft. Ballistic Recovery Systems, Inc. (herein after referred to as BRSI) desires to sell to Cirrus a certain type of FAA certified ballistically deployed Cirrus Airframe Parachute System (hereinafter referred to as "CAPS") which it produces and to support Cirrus's production and aftermarket requirements for such CAPS.

2.       CONTRACT/AGREEMENT

         Cirrus agrees to buy and a BRSI agrees to supply a supporting inventory of the CAPS for use by Cirrus in the production of the Certified Aircraft produced by Cirrus and designated the SR20. Further, BRSI agrees to sell to Cirrus at the lowest price which BRSI can sell the CAPS and still maintain its expected "gross margins". The Parties have agreed to accept the pricing structure as outlined in this Agreement, which structure contains terms for modification of the price of the CAPS as more costing information becomes available as well as higher quantities of components can be purchased by BRSI. At all times, BRSI has agreed to maintain the highest standards for producing the CAPS and shall provide the CAPS and its components according to the certified specifications.

3.       PRICING

         BRSI agrees to sell and Cirrus agrees to buy CAPS from BRSI at the prices set forth in Appendix "A". BRSI agrees to supply Cirrus all of its "needs" for inclusion in the production of the SR20, even though this Agreement is for an indefinite quantity of product being purchased by Cirrus during the term of this Agreement. Prices set forth in Appendix "A" are to remain firm/fixed for orders required through the end of this Agreement, unless modified pursuant to the terms of Appendix "A". Additionally, BRSI agrees to sell component parts for the CAPS to Cirrus according to the pricing schedule outlined in Addendum A-1. At such time as either BRSI or Cirrus may request a more detailed component price list, BRSI shall prepare and submit to Cirrus such a list, which pricing list shall become an additional Appendix to this Agreement.

4.       TERM

         The term of this Agreement shall be from the date of the execution of this Agreement until July 1, 2004. This Agreement shall be automatically renewed after the initial term for a "rolling period" of eighteen
         (18) months until such time as either Party gives the other Party written notice of the Party's intent to terminate the Agreement. The notice must be receive by the other Party at least eighteen (18) months before the noticed date of termination (by way of example, if Cirrus were to properly notify BRSI of its intent to terminate the agreement on May 1, 2004, the Agreement would not terminate until November 1,2005, which is 18 months after the date of notice).
         Except in the event of termination due to default or in the event of written agreement of the Parties will this Agreement terminate prior to July 1, 2004.

5.       SUPPORT

         At no additional cost to Cirrus, BRSI will use its best efforts to provide the engineering support to Cirrus to continue to develop and improve the CAPS and its installation into the SR20 and the derivatives (i.e. the SR22 and the SRX). Cirrus has certified the SR 20 aircraft to include the BRSI CAPS being sold/purchased under this contract. If the derivatives require a different CAPS configuration, BRSI and Cirrus will discuss the development of a CAPS for the derivatives, taking into consideration the costs involved and how the development costs will be shared or absorbed. At no additional cost to Cirrus, BRSI will provide any and all reasonably necessary support for the certification of the product in present and future use. Cirrus will not modify system requirements from current FAA approved configuration without prior discussions with BRSI. BRSI will not modify components or system requirements without prior written consent of Cirrus. In the event that such modifications result in re-engineering of the already certified CAPS system or its components, Cirrus and BRSI will discuss how the cost of re-certification will be allocated or absorbed. BRSI agrees to make all reasonable efforts to comply with such modification requests, but does not agree to bear the costs of said modifications or a portion thereof without prior written approval between BRSI and Cirrus. BRSI will continue to use its best efforts to assure that their product meets all FAA standards and regulations Cirrus has certified to, to meet all quality control requirements and to not fall out of compliance or require recertification, unless the change is mutually agreed upon with Cirrus in advance. The list of parts and suppliers thereof for production of the CAPS (Appendix "B") is also incorporated as a part of this Agreement.

6.       STRATEGIC INVENTORY MANAGEMENT

         BRSI agrees to maintain a production schedule for the CAPS being supplied to Cirrus which shall be determined to meet the delivery schedule provided and updated by Cirrus for the SR20 CAPS installation program. Cirrus will place all orders for the CAPS with BRSI at least ninety (90) days prior to the specified delivery date and shall also provide BRSI a production forecast for a Two Hundred Seventy (270) day advance period. The forecast shall be updated every thirty (30) days. In order to qualify for increased volume discounts, Cirrus understands and acknowledges that it may be necessary to place purchase orders for CAPS deliveries and component deliveries in advance of the ninety (90) days set forth in this clause. Such purchase orders will become binding on both parties upon signing. BRSI will timely fill all orders and shall ship the CAPS to be received on or within a few days prior to the requested delivery date. In the event that BRSI anticipates a delay in delivery for any reason, BRSI is under an affirmative duty to immediately notify Cirrus of the delay, the cause of the delay, the "fix" for the cause of the delay and the anticipated ship date.

7.       INVOICING AND TERMS

         The Parties agree that the terms contained in Cirrus's General Terms and Conditions of Purchase (a copy of which is attached to this Agreement as Appendix "C") shall be made a part of this Agreement. In the event of any inconsistencies or conflicts between the terms contained in this Agreement and the terms contained in the attached General Terms and Conditions of Purchase, the terms of this Agreement shall be controlling.

8.       PAYMENT TERMS

         Terms of payment for all CAPS delivered before the date of this Agreement and for all future delivers shall be C.O.D. until such time as BRSI is delivering and Cirrus is accepting a quantity greater than four (4) CAPS per calendar month. At such time as Cirrus has placed purchase orders which require delivery of more than four (4) per month for the SR20, the Parties agree to "sit down" and discuss the payment terms in good faith to determine if the payment terms should be modified. At that time, the Parties shall consider progressive payment terms which might result in vendor discounts leading to reduction in the CAPS pricing, as well as considering continuation of the C.O.D. payment arrangement.

9.       QUALITY CONTROL FOR COMPONENTS OF CERTIFIED AIRCRAFT

         The Parties acknowledge that the CAPS is being provided by BRSI to Cirrus for inclusion in producing a FAA fully certified aircraft designated the SR20. As part of the certification, all component parts must be consistently manufactured to stringent standards subject to specific quality control procedures and must include supporting documentation as may be required by the FAA or by Cirrus as determined in good faith, following discussions with BRSI. BRSI agrees that it shall conform to these standards and shall meet the requirements of the FAA or Cirrus as may be required. Failure to do so shall be considered a material breach of this Agreement. The conditions of this clause are not intended to require the disclose of proprietary technology, trade secrets or formulations used in the production of CAPS systems and components by BRSI. The requirements of the FAA and/or Cirrus will not be construed to require such disclosure as long as BRSI is able to establish with the FAA that the disclosure is not necessary.

10.      ADDITION OF NEW PRODUCT

         BRSI offers Cirrus the opportunity to add additional product to this Agreement under the same terms. Cirrus also agrees to evaluate BRSI product for any new models of aircraft, including derivatives of the SR20 (i.e. the SR22 and the SRX).

11.      WARRANTY

         BRSI warrants to Cirrus that products sold for installation into new OEM aircraft will at the time of delivery be free from defects in design, material, and workmanship. The BRSI Warranty for the registered product begins on the date of registration to the retail customer and continues for twelve (12) months from the date of registration. All other warranty terms are as stated in Appendix C. In the event that Cirrus does not immediately delivery the SR20 to the retail customer, BRSI provides Cirrus a shelf life warranty (not to exceed 12 months or 100 hours [Hobbs]) from date of delivery to Cirrus Dealers (whichever comes first) which shelf life warranty will expire upon activation of the retail purchaser's warranty. In the event that Cirrus does not deliver the SR20 within the period of the shelf life warranty, the retail Warranty will begin to run at the end of the shelf life warranty period, until expired.

12.      STOCK WARRANTS

         During the process of developing the CAPS for use in the certification of the SR20, Cirrus contributed professional time as well as funds to BRSI for completing the development. In partial consideration of the financial and technical assistance of Cirrus, BRSI has agreed to enter into the "Warrant Issuance and Debt Forgiveness Agreement" (a copy of which is attached as Appendix "D") and to issue the related Warrant (a copy of which shall be substantially in the form of Appendix "D -1") with the Registration Rights (a copy of which shall be substantially in the form of Appendix "D - 2"). Any terms inconsistent or in conflict with this Agreement shall be controlled by this Agreement.

13.      FAILURE OF BRSI TO PRODUCE

         The purpose of this clause is to set forth the remedy available to Cirrus in the event that BRSI is unwilling (such as a result of a business decision not to produce the CAPS system for Cirrus) or unable (such as a result of business liquidation or business incapacitation) to produce the CAPS system and its components for Cirrus.

         BRSI acknowledges that the CAPS system and its components are essential to the delivery of the Cirrus SR20 aircraft as certified by the FAA. BRSI also acknowledges that the denial of access to the CAPS system and its components will cause undo hardship to Cirrus by not providing access to key design components of the CAPS. Specifically, two components are deemed to be critical to the production of the CAPS system. The first is the patented Slider Ring (US Patent no. 4,863,119) (hereafter referred to as the "Technology") and the ballistic propellant formula (hereafter referred to as the "Formula").

         Cirrus acknowledges that BRSI intends to be Cirrus' sole supplier of the CAPS system for the Cirrus SR20 and other derivatives if possible. Cirrus also acknowledges that if Cirrus has the CAPS system produced by another supplier while BRS still has the willingness and ability to produce said CAPS systems under terms consistent with the terms of this Agreement and terms of the Warrant and Debt Forgiveness Agreement, that Cirrus has no rights to BRSI's Technology or Formula.

         In so far as Cirrus has fulfilled its obligations under this Agreement and as required under terms of the Warrant Issuance and Debt Forgiveness Agreement, BRSI grants to Cirrus a nonexclusive license to the Technology. In order to perfect Cirrus' right to the nonexclusive license in the event of bankruptcy or receivership, the parties agree to execute a security agreement with the requisite government agencies as may be reasonably required in a form acceptable to the parties. The Formula is protected under an agreement between Vulcan Systems, Inc. (hereafter "Vulcan") and BRSI that includes a non-assignability clause, and non-disclosure and non-compete agreements. The Formula is the proprietary property of Vulcan and cannot be divulged or assigned by BRSI. In so far as Cirrus has fulfilled its obligations under this Agreement and as required under terms of the Warrant Issuance and Debt Forgiveness Agreement, BRSI will make its best efforts to secure an agreement with Vulcan for Vulcan to provide ballistic propellant to Cirrus under contract in the event of BRSI's unwillingness or inability to provide such propellant. BRSI will not assign its rights to the Formula as part of this Agreement.

         In the event that BRSI terminates this Agreement or otherwise refuses or fails to produce and deliver CAPS to Cirrus, which failure is not caused by Cirrus (directly or indirectly) Cirrus shall have the right to use the Technology (hereinafter referred to as a "Triggering Event"). In order to qualify as a Triggering Event, the cause, as determined in good faith, can not be in the control of Cirrus to have created (or avoided) the Triggering Event, or alleviate the Triggering Event (payment of a substantially higher price for the CAPS is excluded as a cure). The Parties acknowledge that Cirrus has provided professional, technical and financial support to BRSI, for which Cirrus has not been adequately compensated; in light of the partial consideration previously provided by Cirrus, Cirrus shall be permitted the use of this license at the reduced royalty rate of Five Hundred Dollars ($500) per CAPS unit produced by, through, or on the behalf of Cirrus after the occurrence of a Triggering Event. Cirrus shall provide BRSI a monthly "Statement of Use" and shall make monthly payments to BRSI of the amounts due. Payment shall be made monthly. This right is exclusively for the use by Cirrus in its production of its own aircraft and shall not be a right to "resell" or manufacture for others. Prior to Cirrus exercising its right to use the Technology, Cirrus shall notify BRSI of its claim to do so under this Agreement. Thereafter, BRSI shall have thirty (30) days in which to object in writing or to initiate a lawsuit requesting an injunction. If an objection is made to Cirrus in writing within the time specified, the Parties agree to meet and discuss in good faith the issues. If no resolution can be reached in twenty (20) days from the date of the objection, Cirrus shall have the right to proceed, unless otherwise stopped by BRSI filing of an action and the issuance of an injunction thereunder. In the event that Cirrus terminates this Agreement (other than for reasons related to an uncured default by BRSI) or otherwise has an uncured default under this Agreement, Cirrus will no longer have the right to use of the Technology under this Agreement. BRS will continue to make all reasonable efforts to accommodate Cirrus' needs for product and support.

14.      ADDITIONAL TESTING

         BRSI shall perform regular and routine testing of the CAPS and its components as may be required by the FAA or as may be reasonably requested by Cirrus after discussions with BRSI. The cost of such routine testing for compliance and quality control shall be the sole responsibility of BRSI, unless expressly assumed by Cirrus. The performance and the costs of all other non-routine tests shall be agreed upon by the Parties in good faith. The costs of the upcoming "cold chute test" shall be paid by BRSI up to a cost of Five Thousand Dollars ($5,000). Any costs above and beyond said amount shall be paid by Cirrus. All test results shall be immediately provided to and discussed with Cirrus or its representatives. Prior to the performance of tests, BRSI shall timely notify Cirrus so that it may have an observer present to witness the test if it desires.

15.      NOTICES AND CHANGES

         All communications regarding this Agreement including Purchase Orders, changes, revisions, engineering change orders (ECO's) or engineering change notices (ECN's) shall be made in advance and in writing and sent by United States Mail, or by FAX, or by overnight delivery service, to the party to be affected at the addresses as follows:

              (a)  In the case of Cirrus:

                      Cirrus Design Corporation

                      4515 Taylor Circle
                      Duluth, MN 55811
                      FAX: (218) 727-2148
                      Attn: Manager of Purchasing


              (b)  In the case of BRSI:

                      Ballistic Recovery Systems, Inc.
                      300 Airport Road
                      South St. Paul, MN 55075
                      FAX: (651) 457-8651

                      Attn: OEM Sales Manager


         Any desired changes to this Agreement shall be negotiated and mutually agreed to, in writing, by Cirrus and BRSI before said changes are implemented.

16.      CONFIDENTIALITY

         Any knowledge of information disclosed between Cirrus and BRSI, which relates in any way to the products and services of this Agreement, unless otherwise agreed to in writing, shall be deemed proprietary and confidential. BRSI shall keep confidential any technical, process, or economic information derived from Cirrus in connection with this Agreement and shall not divulge such information, directly or indirectly, for the benefit of any party. The parties agree to not disclose any material terms of this agreement without mutual consent unless otherwise compelled by federal or state bodies or their agencies as may be required by law or statute.

17.      EXCLUSIVITY PERIOD

         For and in consideration of entering into this Agreement and Cirrus providing the professional, technical and financial support that Cirrus has provided to BRSI, BRSI hereby grants Cirrus an exclusive period in which BRSI shall not enter into or announce its intention to enter into an agreement to design, develop or produce a ballistically deployed parachute recover system for another general aviation aircraft. This exclusive period shall expire upon March 1, 2000. The terms of this provision shall be construed as broadly as possible to permit Cirrus to market its exclusive rights as an OEM aircraft manufacturer and distributor. Nothing contained in this provision shall be interpreted in any way to prohibit BRSI from designing, developing and manufacturing such systems for the non-OEM "after market".

18.      DEFAULT

         Failure by BRSI to make timely deliveries or to ship acceptable quality of product or to provide the agreed upon support, or to comply with any of the other material terms of this Agreement shall constitute a default of this Agreement. Delays to Cirrus's production and deliveries requiring extra time, including overtime, will be documented and invoiced to BRSI. Failure by Cirrus to make payment according to the agreed upon terms shall constitute a default. Failure of any other provision of this Agreement by either party shall constitute a default. Any proven default that is not remedied to the satisfaction of both parties within a reasonable time may result in an uncured default of this Agreement. Prior to enforcing a claimed default, the claiming Party must give written notice to the other Party of the default with specifically stating the reasons and the anticipated cure and the reasonable time in which the cure should be effected. Both
         Parties understand that delays due to the normal Force Majeure terminology are not defaults unless a reasonable remedy is not accomplished.

         In the event that deliveries under outstanding purchase orders are delayed by Cirrus and in the event that BRS has committed to the inventory for the underlying CAPS systems and/or components, Cirrus will be obligated to pay BRS for said inventory components. In the event that completed CAPS systems have been manufactured or partially manufactured, Cirrus shall be obligated to pay BRS for its inventory, labor and anticipated gross margin for all completed work or partially completed work. BRS is to make every reasonable effort to mitigate the obligation of Cirrus under this clause, but the obligation of Cirrus will not be negated by said efforts. All obligations of Cirrus will be paid to BRS within thirty (30) days of receipt of notice by BRSI.

19.      COMPLIANCE WITH LAW, INTERPRETATION AND JURISDICTION

         Cirrus and BRSI agree that in the performance hereof, each will comply with all applicable federal, state, and local laws and regulations. This Agreement shall be interpreted under the laws of the State of Minnesota. All actions shall be brought in the State of Minnesota.

20.      ENFORCEMENT

         In the event that either Party must seek judicial or administrative enforcement of this Agreement, the prevailing Party shall receive all of its costs of enforcement, including actual attorney fees, together with interest of one percent (1%) per month on all outstanding balances, until paid in full.

21.      ENTIRE AGREEMENT

         This Agreement, together with any documents referred to on the face hereof, constitutes the complete Agreement between Cirrus and BRSI. All prior and contemporaneous agreements, understandings, and proposals, written or oral, between Cirrus and BRSI relating to this subject area are null and void and superseded by this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officer as of the day and year last signed.


Cirrus                                 BRSI


By:                                           By:
       ----------------------------                  ---------------------------
Title:                                        Title:
       ----------------------------                  ---------------------------
Date:                                         Date:
       ----------------------------                  ---------------------------

                                  APPENDIX A


PRICE ADJUSTMENTS

IT IS THE INTENTION OF THE PARTIES THAT BRSI SHALL RECEIVE A GROSS PRODUCT MARGIN OF PRODUCING THE CAPS, OF 30% BEFORE BEING BURDENED. THE 30% GROSS MARGIN WILL BE CALCULATED USING A STANDARD FINANCIAL STATEMENT PRESENTATION. THE CALCULATION WILL BE BASED ON TAKING THE SELLING PRICE AND DEDUCTING DIRECT MATERIAL COSTS, DIRECT LABOR COSTS, AND PRODUCTION OVERHEAD. THE CALCULATION WILL EXCLUDE SELLING, GENERAL AND ADMINISTRATIVE COSTS, RESEARCH AND DEVELOPMENT COSTS AND OTHER NON-OPERATING INCOME AND EXPENSES. THE INITIAL PRICE IS CALCULATED BY THE PARTIES BASED UPON BRSI RECEIVING A 30% GROSS MARGIN. THE PARTIES HAVE AGREED THAT IN THE EVENT THAT THERE IS A DECREASE IN THE OUTSIDE COSTS OF PRODUCING THE CAPS (MATERIAL OR SUPPLIER COSTS), THEY SHALL SHARE EQUALLY IN SUCH COST REDUCTIONS. THE PARTIES ANTICIPATE THAT AS PRODUCTION QUANTITIES INCREASE, SUCH SAVING MAY BE READILY RECEIVED. THE PARTIES AGREE THAT SUCH SAVINGS SHALL BE SHARED EQUALLY (50/50). LIKEWISE, IN THE EVENT THE OUTSIDE COSTS INCREASE, THE PARTIES SHALL SHARE THE ADDITIONAL COST EQUALLY (BRSI SHALL NOT ADD ITS MARGIN PERCENTAGE TO THE INCREASED COSTS BEING SHARED). BRSI SHALL DETERMINE THE CHANGE IN OUTSIDE COSTS QUARTERLY, AND SHALL ADJUST THE PRICE UP OR DOWN FOR FUTURE ORDERS RECEIVED BASED UPON ITS RESULTS. BRSI SHALL SUPPLY ALL REASONABLY REQUESTED DETAIL OF SUPPLY INFORMATION AND CALCULATIONS USED IN MAKING ITS DETERMINATION.

                                  APPENDIX B


MAJOR SUBCONTRACTED PARTS


NAME OF PART
------------
PARACHUTE ASSEMBLY
ROCKET FUEL PROPELLANT
KEVLAR AND WEBBING
METAL COMPONENTS
REEFING LINE CUTTERS

                                  APPENDIX C


CIRRUS'S GENERAL TERMS AND CONDITIONS OF PURCHASE
SEE ATTACHED PAGES




THE PARTIES ACKNOWLEDGE THAT "CIRRUS'S GENERAL TERMS AND CONDITIONS OF PURCHASE" ARE AN INTEGRAL PART OF THIS AGREEMENT. THE TERMS OF SAID GENERAL TERMS AND CONDITIONS OF PURCHASE ARE BEING NEGOTIATED SEPARATELY BETWEEN THE PARTIES AND WILL BE COMPLETED WITHIN THIRTY (30) DAYS FROM THE SIGNING OF THIS AGREEMENT. UPON COMPLETION OF NEGOTIATIONS, THAT DOCUMENT WILL BECOME PART OF THE AGREEMENT HEREIN SIGNED BY THE PARTIES.

                                  APPENDIX D


WARRANT ISSUANCE AND DEBT FORGIVENESS AGREEMENT
SEE ATTACHED PAGES AND APPENDICES D - 1 AND D - 2

                                                                    Appendix D-1


                WARRANT ISSUANCE AND DEBT FORGIVENESS AGREEMENT


         THIS WARRANT ISSUANCE AND DEBT FOREGIVENESS AGREEMENT, dated as of September _____, 1999, by and between Ballistic Recovery Systems, Inc., a Minnesota corporation, ("BRS") and Cirrus Industries, Inc., a Delaware corporation, ("Cirrus").

                                   RECITALS

         WHEREAS, BRS is in the business of developing and manufacturing, among other items, parachute recovery systems for general aviation aircraft (the "Recovery Units");

         WHEREAS, Cirrus is in the business of developing and manufacturing, among other items, general aviation aircraft known as the SR-20 model ( "Aircraft Units");

         WHEREAS, BRS and Cirrus entered into an agreement dated as of June 30, 1994, pursuant to which Cirrus funded approximately $549,295 (the
"Development Advance") to BRS for the development of a Recovery Unit that would be utilized with the SR-20 Aircraft Units (the "Development Agreement");

         WHEREAS, pursuant to the Development Agreement, the Development Advance would be repaid pursuant to aggregate discounts of approximately $604,225 off the purchase price of Recovery Units sold to Cirrus (the "Development Advance Discount");

         WHEREAS, Cirrus has agreed to utilize the Recovery Units as standard equipment on the Aircraft Units; and

         WHEREAS, the parties hereto desire to herein a) cancel the obligation of BRS to provide the Development Advance Discount and b) provide for the issuance by BRS to Cirrus of warrants (the "Warrants") to purchase BRS Common Stock (the "Warrant Shares"), the vesting of which would be based upon Cirrus fulfilling certain purchase commitments of Recovery Units based upon the schedule contained herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. CANCELLATION OF DEVELOPMENT ADVANCE DISCOUNT. The parties hereto agree that BRS's obligation to provide the Development Advance Discount is hereby terminated. BRS has no obligation to Cirrus, its successors or assigns, to repay the Development Advance. Cirrus agrees to immediately release BRS from any security interests or liens related to the Development Advance.

2.       ISSUANCE OF  WARRANTS.

         2.1 BRS hereby agrees to issue to Cirrus four Warrants in the form attached hereto as Annex A.

         2.2 The parties agree that each Warrant will only vest and become exercisable i) within each Warrant's respective exercise period (the "Exercise Period") AND ii) AFTER Cirrus has met certain purchase commitments of the Recovery Units as provided herein (the "Purchase Commitment").

         2.3  The Warrant terms are as follows:


Warrant                                     Warrant      Exercise Price per      Purchase
   #              Exercise Period           Shares       Warrant Share           Commitment
-------           ---------------           ------       -------------           ----------
   1              January 1, 2002-          250,000      $1.00                   250 Recovery
                  February 28, 2003                                              Units in year 2002

   2              January 1, 2003-          250,000      $1.00                   400 Recovery
                  February 28, 2004                                              Units in year 2003

   3              January 1, 2003-          250,000      $1.25                   400 Recovery
                  February 28, 2004                                              Units in year 2003

   4              January 1, 2004-          650,000      $1.25                   500 Recovery
                  February 28, 2005                                              Units in year 2004


         2.4 Purchases by Cirrus of Recovery Units that exceed the Purchase Commitment in any given year may be utilized in the calculation for the Purchase Commitment for the subsequent calendar year, provided, however, that Purchases of Cirrus of Recovery Units in 1999 through 2001 may not be utilized to satisfy the Purchase Commitment for the Warrants.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CIRRUS. In connection with the issuance of the Warrants and any subsequent sale of the Warrant Shares (the Warrants and the Warrant Shares shall be collectively known herein as the "Securities"), Cirrus hereby acknowledges, represents, warrants and covenants as follows:

         3.1 In purchasing the Securities, Cirrus has not relied on any information or representation other than that which is publicly disclosed or that which is contained in this Agreement.

         3.2 Cirrus has been given access to full and complete information regarding BRS (including the opportunity to meet with BRS officers) and has utilized such access to its satisfaction for the purpose of obtaining information regarding BRS.

         3.3 Cirrus is experienced and knowledgeable in financial and business matters, and is capable of evaluating the merits and risks of investing in the Securities.

         3.4 Cirrus believes the investment is suitable for it based on its investment objectives and financial needs. Cirrus can bear the economic risk of an investment in the Securities for an indefinite period of time and can afford a complete loss of such investment.

         3.5 Cirrus understands that there will be no market for the Warrants and the Warrant Shares, that there are significant restrictions on the transferability of the Securities, and that for these and other reasons, Cirrus may not be able to liquidate an investment in the Securities for an indefinite period.

         3.6 Cirrus acknowledges that it is not acquiring the Warrants or the Warrant Shares for the purpose of exerting any control over BRS.

         3.7 Cirrus is not subscribing for the Securities as a result of or pursuant to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio.

         3.8 Cirrus acknowledges that it would not be able to exercise the Warrants unless the Purchase Commitment is satisfied.

         3.9 Cirrus represents and warrants that it is purchasing the Securities for its own account, for investment and without the current intention of reselling or redistributing the Securities except pursuant to the terms of this Agreement and pursuant to an effective registration statement under the Federal and state securities laws or pursuant to an exemption from such registration. Cirrus has made no arrangement or agreement with others regarding any of the Securities.

         3.10 Cirrus understands that the Securities have not been registered as of the date of the closing of this offering under the Securities Act of 1933, as amended (the "1933 Act"), or applicable state securities laws (the "State Laws"), and are being offered and sold pursuant to exemptions from registration under the 1933 Act and the State Laws. Cirrus understands that BRS's reliance on such exemptions is predicated in part on its representations and warranties contained herein.

         3.11 Cirrus understands that neither the Securities nor the underlying Common Shares may be sold by it except pursuant to an effective registration statement under the Federal and state securities laws, or an exemption from such registration and that neither the Warrants nor the Warrant Shares may be sold without registration or exemption.

         3.12 Cirrus understands that any transfer of the Warrant Shares by it will be further restricted by a legend placed on the certificate(s) representing the Warrant Shares containing substantially the following language:

                       "THE SHARES REPRESENTED BY THIS CERTIFICATE
                       HAVE NOT BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933 OR THE SECURITIES LAW
                       OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED
                       FOR INVESTMENT AND WITHOUT A VIEW TO THEIR
                       DISTRIBUTION AND MAY NOT BE SOLD OR
                       OTHERWISE DISPOSED OF IN THE ABSENCE OF ANY
                       EFFECTIVE REGISTRATION STATEMENT FOR THE
                       SHARES UNDER THE SECURITIES ACT OF 1933 OR
                       UNLESS AN EXEMPTION FROM REGISTRATION IS
                       AVAILABLE UNDER THE SECURITIES LAWS."

4.       MISCELLANEOUS.

         4.1 AMENDMENT AND WAIVER. Any provision of this Agreement may be amended or waived by a writing signed by the party against which enforcement of the amendment or waiver is sought.

         4.2 CHOICE OF LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Minnesota, without regard to its choice of law provisions, as though all acts and omissions related to this Agreement occurred in the State of Minnesota.

         4.3 SEVERABILITY. The provisions of this Agreement shall, where possible, be interpreted so as to sustain their legality and enforceability, and for that purpose the provisions of this Agreement shall be read as if they cover only the specific situation to which they are being applied. The invalidity or unenforceability of any provision of this Agreement in a specific situation shall not affect the validity or enforceability of that provision in other situations or of other provisions of this Agreement.

         4.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original. This Agreement may be executed by one or more of the parties by facsimile transmitted signature and all parties agree that the reproduction of signatures by way of telecopying device will be treated as though such reproductions were executed originals.

         4.5 INTERPRETATION. All references herein to Articles and Sections refer to Articles and Sections of this Agreement. All Article and Section headings are for reference purposes only and shall not affect the interpretation of this Agreement. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                                       BALLISTIC RECOVERY SYSTEMS, NC.


                                       ----------------------------------------
                                       By, Mark B. Thomas, President and CEO


                                       CIRRUS INDUSTRIES, INC.


                                       ----------------------------------------
                                       By: William King, Vice-President-Finance

Warrant No. 1


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE ACT, EXCEPT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE HOLDER HEREOF QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                            STOCK PURCHASE WARRANT

                             TO PURCHASE SHARES OF

                                COMMON STOCK OF

                       BALLISTIC RECOVERY SYSTEMS, INC.


         THIS CERTIFIES THAT, for good and valuable consideration, Cirrus Industries, Inc. a Delaware corporation (hereafter "Cirrus"), is entitled to subscribe for and purchase from Ballistic Recovery Systems, Inc., a Minnesota corporation (the "Corporation"), at any time during the period beginning
[         ] and ending [         ] (the "Exercise Period"), up to [         ]
of fully paid and nonassessable shares of Common Stock of the Corporation at
a price of [         ] Dollars ($[         ]) per share (the "Warrant
Exercise Price"), subject to the antidilution provisions set forth in Section 5
of this Warrant provided that Cirrus [         ] purchases [         ]
recovery units relating to Cirrus' SR-20 aircraft from [         ] to
[         ] as provided in that certain Warrant Issuance and Debt Forgiveness
Agreement by and between Cirrus and the Corporation dated as of [___________], 1999 (the "Agreement"). The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares." As used herein, the term "Holder" means the initial holder, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; the term "Common Stock" means and includes the Corporation's presently authorized Common Stock, $.01 par value per share; and the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock.

         This Warrant is subject to the following provisions, terms and conditions:

         1. EXERCISE. Subject to purchase commitment provisions of the Agreement, the rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), during the Exercise Period by written notice of exercise (in the form attached hereto) delivered to the Corporation at the principal office of the Corporation and accompanied or preceded by the surrender of this Warrant along with cash, a certified check or bank draft in payment of the Warrant Exercise Price for such shares.

         2. EXCHANGE AND REPLACEMENT. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Corporation upon the surrender hereof in connection with any exchange or replacement. The Corporation shall pay all expenses, taxes (other than stock transfer or income taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3.  ISSUANCE OF THE WARRANT SHARES.

             (a) The Corporation agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered, the payment made for such Warrant Shares as aforesaid is remitted to the Corporation. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

             (b) Notwithstanding the foregoing, however, the Corporation shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Corporation to effect registrations under federal or state securities laws, except as provided in Section 8. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Corporation delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Corporation, or the registrations made, for the issuance of the Warrant Shares.

         4. COVENANTS OF THE CORPORATION. The Corporation covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable, and free from all taxes (except stock transfer and income taxes), liens, and charges with respect to the issue thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. ANTIDILUTION ADJUSTMENT. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

             (a) The Warrant Exercise Price shall be subject to adjustment from time to time such that in case the Corporation shall hereafter:

                  (i) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                  (ii) combine outstanding shares of Common Stock, by reclassification or otherwise;

then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this Subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this Subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this Subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

             (b) Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

             (c) In case of any consolidation or merger to which the Corporation is a party other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), there shall be no adjustment under Subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this Subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

             (d) Upon any adjustment of the Warrant Exercise Price, then, and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to the Holder as shown on the books of the Corporation, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         6. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

         7. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Corporation shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the Fair Value of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Fair Value" with respect to shares of Common Stock of any class or series means the last reported sale price or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or listed in the National Association of Securities Dealers, Inc.'s Automated Quotations System (Nasdaq).

         IN WITNESS WHEREOF, Ballistic Recovery Systems, Inc. has caused this Warrant to be signed by its duly authorized officers this [ ] day of September, 1999.

                                       BALLISTIC RECOVERY SYSTEMS, INC.

                                       By:
                                           ------------------------------
                                           Mark Thomas, President and CEO

                          NOTICE OF WARRANT EXERCISE

                 (To be signed only upon exercise of Warrant)

TO:  Ballistic Recovery Systems, Inc.

     The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase for cash, _____________ of the shares issuable upon the exercise of such Warrant, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) shall be issued in the name of


--------------------------------------------------------------------------------
Printed Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
Tax ID Number or other identifying number of registered holder of certificate


--------------------------------------------------------------------------------
Date


--------------------------------------------------------------------------------
Signature*


*The signature of the Notice of Exercise of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.

                                                                   APPENDIX D -2


                        REGISTRATION RIGHTS DECLARATION


1.       PIGGYBACK REGISTRATIONS.

         (a) If not otherwise prohibited by law or regulation, the Company shall notify the Holder in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford the Holder an opportunity to include in such registration statement all or part of such Warrant Shares. If the Holder of Warrant Shares decides not to include all of its Warrant Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Warrant Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         (b) If the registration statement under which the Company gives notice under this Section 2 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of the Holder to be included in a registration pursuant to this Section 1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Warrant Shares in the underwriting to the extent provided herein. Notwithstanding any other provisions of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of Warrant Shares that may be included in the underwriting may be reduced.

2. EXPENSES OF REGISTRATION. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to
     Section 1 shall be borne by the Company other than Holder's attorney's fees and broker commissions.

3. INDEMNIFICATION. In the event any Warrant Shares are included in a registration statement under Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the

     Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, or controlling person of such Holder.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this
     Section 3.4(b) exceed the gross proceeds from the offering received by such Holder unless the Violation is the result of fraud on the part of such Holder.

          (c) Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party provided however, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.

         (d) If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The obligations of the Company and Holders under this Section 3 shall survive the completion of any offering of Warrant Shares in a registration statement.

4. Assignment of Registration Rights. The rights to cause the Company to register Warrant Shares pursuant to this Declaration may be assigned by a Holder to a transferee or assignee of the Warrant or the Warrant Shares

5. Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holder, enter into any agreement with any person or persons providing for the granting to such holder of piggyback registration rights senior to those granted to Holder pursuant to this Declaration, or of registration rights which might cause a reduction in the number of shares includable by the Holder in any offering pursuant to Section 1.